Exhibit 3.2

                              CERTIFICATE OF MERGER

                                       OF

                         WHITE MOUNTAINS HOLDINGS, INC.

                                       AND

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                      INTO

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

            The undersigned, Bruce E. Stern, Managing Director and General Counsel of Financial Security Assurance Holdings Ltd. ("FSA"), and James Miller, Chief Executive Officer and President of White Mountains Holdings, Inc. ("WMH"), do hereby certify as follows:

            FIRST. The name of each constituent corporation is as follows:

            (a) Financial Security Assurance Holdings Ltd., a New York corporation, which was formed under the name "American Financial Assurance Holdings Ltd."; and

            (b) White Mountains Holdings, Inc., a Delaware corporation, which was formed under the name DSA Holding, Inc.

            SECOND. The name of the surviving corporation is Financial Security Assurance Holdings Ltd.

            THIRD. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                        Designation and     Class or series   Shares entitled
                        number of shares       of shares          to vote
                       in each class or        entitled          as a class
Name of Corporation    series outstanding       to vote          or series
-------------------    ------------------   ---------------   ---------------

Financial Security     Common Stock ($.01    Common Stock     Series A
Assurance Holdings     par value)/                            Convertible
Ltd.                   33,517,995 shares                      Redeemable
                                                              Preferred Stock

                       Series A Convertible  Series A
                       Redeemable Preferred  Convertible
                       Stock ($.01 par       Redeemable
                       value)/ 2,000,000     Preferred Stock
                       shares

White Mountains        Common Stock ($1.00   Common Stock      N/A
Holdings, Inc.         par value)/
                       106,552 shares

            FOURTH. No amendments or changes in the certificate of incorporation of the surviving corporation will be effected by the merger.

            FIFTH. The certificate of incorporation of FSA was filed by the Department of State of New York on April 20, 1984, under the name of "American Financial Assurance Holdings Ltd.". A restated certificate of incorporation of FSA was filed by the Department of State of New York on May 18, 1999 and a certificate of amendment thereto was filed by the Department of State of New York on June 30, 2000. WMH was incorporated in Delaware and its certificate of incorporation was filed with the Secretary of State for Delaware on September 17, 1990, under name of "DSA Holding, Inc.". No application by WMH for authority to do business in the State of New York has been filed.

            SIXTH. The manner in which the merger was authorized with respect to each constituent corporation was as follows:

            (a) FSA: The board of directors of FSA adopted an agreement and plan of merger on July 5, 2000 (the "Plan of Merger"), and the Plan of Merger was adopted by the shareholders of FSA by their unanimous written consent


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

      in lieu of a meeting given on July 5, 2000 pursuant to Section 615 of the Business Corporation Law.

            (b) WMH: In accordance with the applicable provisions of Delaware law, the jurisdiction under which WMH is incorporated, the board of directors of WMH adopted a resolution approving the Plan of Merger on July 5, 2000, and the Plan of Merger was adopted by the sole shareholder of WMH by its written consent in lieu of a meeting given on July 5, 2000 pursuant to Section 228 of the Delaware General Corporation Law.

            SEVENTH. The Plan of Merger has not been abandoned and the merger is permitted by the laws of the jurisdiction of the constituent foreign corporation and is in compliance therewith.

            EIGHTH. The effective date of the merger shall be July 5, 2000.


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

            IN WITNESS WHEREOF, the undersigned have signed this certificate of merger on July 5, 2000 and hereby affirm the statements contained herein as true under the penalties of perjury.

                                    FINANCIAL SECURITY ASSURANCE
                                    HOLDINGS LTD.

                                    By: /s/ Bruce Stern
                                        ------------------------------------
                                        Name: Bruce E. Stern
                                        Title: Managing Director


                                    WHITE MOUNTAINS HOLDINGS, INC.

                                    By: /s/ James R. Miller
                                        ------------------------------------
                                        Name: James R. Miller
                                        Title: Chief Executive Officer
                                               and President, signing
                                               in both capacities


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